February 28, 2000



                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        As independent certified public accountants, we hereby consent to the use of our audit report dated February 26, 1999 (and to all references to our Firm) included in or made a part of the Form S-8 registration statement of Envirokare Tech, Inc.


Williams & Webster, P.S.



by:     /s/    John G. Webster
   ------------------------------
        John G. Webster